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                                                                      EXHIBIT 16


                                                         May 8, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs:

We have read "Changes in and disagreements with accountants on accounting and financial disclosure", included in the Registration Statement on Form S-1 to be filed by ORBCOMM, Inc. with the Securities and Exchange Commission on or about May 12, 2006. We agree with the statements therein concerning our Firm.

Very truly yours,



/s/ J.H. Cohn LLP